AMENDMENT TO THE

ADMINISTRATION AND ACCOUNTING AGREEMENT

JUNE 28, 2010

LORD ASSET MANAGEMENT TRUST

WHEREAS, Lord Asset Management Trust (the “Trust”) and Thomas White International, Ltd. (the “Administrator”) have entered into an Administration and Accounting Agreement (the “Agreement”) dated as of October 31, 2006; and

WHEREAS, Section 12(c) of the Agreement states that the Agreement may be modified or amended from time to time by mutual written agreement of the parties; and

WHEREAS, the Trust and the Administrator desire to amend Schedule A and Schedule B to the Agreement in order to add the Thomas White Emerging Markets Fund, a new series of the Trust, to the Agreement;

NOW, THEREFORE, effective June 28, 2010, the Agreement is amended to include Schedule A and Schedule B to the Agreement as provided herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Administration and Accounting Agreement to be executed by their officers designated below as of the date first written above.

LORD ASSET MANAGEMENT TRUST

By:
Name:	Douglas M. Jackman
Title:	Vice President & Secretary

THOMAS WHITE INTERNATIONAL, LTD.

By:
Name:	Thomas S. White, Jr.
Title:	Chairman & President

AMENDED SCHEDULE A

Listing of Funds

Thomas White American Opportunities Fund

Thomas White International Fund

Thomas White Emerging Market Fund

AMENDED SCHEDULE B

Fee Schedule

THOMAS WHITE FUND ACCOUNTING SERVICES FEE SCHEDULE

$75,000 minimum fee prorated over all funds for the first $75 million in each fund.

Thomas White American Opportunities Fund*

Prorated $75,000 minimum fee for the first $75 million

1.5 basis points on the next $175 million

1 basis point on the balance

Thomas White International Fund*

Prorated $75,000 minimum fee for the first $75 million

2.25 basis points on the next $175 million

1.25 basis point on the balance

Thomas White Emerging Markets Fund*

Prorated $75,000 minimum fee for the first $75 million

2.25 basis points on the next $175 million

1.25 basis point on the balance

NOTES:

•   All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

•   Fees are billed monthly.

*	Annual fee

THOMAS WHITE FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE

$75,000 minimum fee prorated over all funds for the first $75 million in each fund.

Thomas White American Opportunities Fund

Annual Fee Based Upon Market Value Per Fund*

Prorated $75,000 minimum fee for the first $75 million

8 basis points on the next $150 million

7 basis points on the next $300 million

6 basis points on the next $500 million

4 basis point on the balance

Thomas White International Fund

Annual Fee Based Upon Market Value Per Fund*

Prorated $75,000 minimum fee for the first $75 million

9 basis points on the next $150 million

8 basis points on the next $300 million

6 basis points on the next $500 million

4 basis point on the balance

Thomas White Emerging Markets Fund

Annual Fee Based Upon Market Value Per Fund*

Prorated $75,000 minimum fee for the first $75 million

9 basis points on the next $150 million

8 basis points on the next $300 million

6 basis points on the next $500 million

4 basis point on the balance

* Annual	Legal Administration – Add the following for legal administration services in support of external legal counsel:
•	1 basis point at each level